Exhibit 3.41

BY-LAWS

OF

UNI-GRAPHIC, INC.

ARTICLE I

STOCKHOLDERS

1.             Annual Meeting.  The annual meeting of stockholders shall be held: (i) on the day set forth in the Articles of Organization or any amendment thereto (or if such day be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) in each year after the end of the first fiscal year, at the principal office of the corporation at 10:00 a.m., unless a different hour or place is fixed by the Directors or the President and stated in the notice of the meeting; or, (ii) if no day is set forth in the Articles of Organization, then at 10:00 a.m. on the third Wednesday of the fifth month after the month in which occurs the last day of the fiscal year of the corporation (i.e. if the last day of the fiscal year is January 2, the month in which the annual meeting shall be held is June). The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by these By-Laws, may be specified by the Directors or the President. A special meeting may be called and held and if designated as being in lieu of an annual meeting, it shall have all the force and effect of an annual meeting. Such a special meeting may be held either before or after the date set for the annual meeting in the Articles of Organization as amended.

2.             Special Meetings. Special meetings of stockholders may be called by the President or by the Directors and shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least ten (10%) percent of the capital stock entitled to vote thereat. The call for the meeting shall state the date, hour, place and the purposes of the meeting.

3.             Place of Meeting. All meetings of stockholders shall be held at the principal office of the corporation unless a different place (within the United States) is fixed by the Directors or the President and stated in the notice of the meeting.

4.             Notice of Meeting. A written notice of every meeting of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk or Assistant Clerk or by the person calling the meeting at least seven (7) days before the meeting to each stockholder entitled to vote thereat and to each stockholder, who by law, by the Articles or Organization or by these By-Laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the corporation. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto authorized, is filed with the records of the meeting and such waiver shall be deemed to be equivalent to such notice.

5.             Quorum. Except as may be otherwise provided by the Articles of Organization, the attendance, in person or by proxy, of the holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but if a quorum is not present a lesser number may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice; except that, if two or more classes of stock are outstanding and entitled to vote as separate classes, then as to those matters which the different classes of stock may vote separately upon, a quorum shall require the attendance, in person or by proxy, of the holders of a majority in interest of the stock of each class issued, outstanding and entitled to vote.

6.             Voting and Proxies. Each stockholder entitled to vote shall have one vote for each share of stock owned by him according to the records of the corporation and a proportionate vote for a fractional share, unless otherwise provided by law or by the Articles of Organization. Stockholders may vote either in person or by written proxy. Except with respect to a proxy coupled with an interest sufficient to support an irrevocable power, no proxy dated more than six (6) months before the meeting named therein shall be valid and no proxy shall be valid after the final adjournment of such meeting. Proxies shall be filed with the Clerk of the meeting before being voted, but need not be kept following final adjournment of such meeting unless such proxy is challenged at or prior to its exercise. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest upon the challenger.

7.             Action at Meetings: When a quorum is present, any matter before the meeting shall be decided by the holders of a majority of the stock present or represented and voting on a matter, or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, by the holders of a majority of stock of each class who are present or represented and voting in a matter, except where a larger vote is required by law, the Articles of Organization or these By Laws. Any election of

Directors by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at a meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any shares of its own stock

8.             Action Without Meeting. Any action required or permitted to be taken by stockholders may be taken without a rneeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

ARTICLE II

DIRECTORS

1.             Powers and Numbers. Except as reserved to the stockholders by law, by the Articles of Organization or by the By-Laws, the business of the corporation shall be managed by a Board of Directors which shall consist of not less than three persons, except that whenever there shall be only two stockholders, the number of Directors shall not be less than two and whenever there shall be only one stockholder, the number of Directors may be one or more. Such number shall be determined by, and that number shall be elected by, the stockholders having voting power at the meeting of stockholders called for such election. In the event of a vacancy in the Board of Directors, the remaining, Directors, except as otherwise provided by law, may exercise the powers of the full Board until such vacancy is filled. No Director need be a stockholder.

2.             Enlargement of Board/Vacancies. The Board of Directors may increase their own number, provided that such increase does not result in there being more than nine Directors. If any vacancy occurs in the Board of Directors for any reason, including enlargement of the Board, such vacancy may be filled by the Directors then in office or by the stockholders at a special meeting.

3.             Removal. Directors may be removed from office (a) for cause by vote of a rnajority of Directors then in office or (b) with or without cause by vote of a majority of stockholders entitled to vote for Directors. In either case, action may be effected at a meeting called or held for the purpose of considering removal. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

4.             Term of office. Except as otherwise provided by law, by the Articles of Organization or these By-Laws, Directors shall hold office until the next annual meeting of stockholders and thereafter until their successors are chosen and qualified. Any Director may resign by delivering his written resignation to the corporation at its principal office or to the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some event.

5.             Meetings. The Board of Directors shall meet at the principal office of the corporation or at such other place as may from time to time be fixed by resolution of the Board or as may be specified in the notice of the meeting. Regular meetings of the Board of Directors shall be held, with or without notice, at such times as the Board may by resolution fix. Special meeting may be held at any time upon the call of the President, Treasurer, Clerk, or of any two Directors, by oral or written (including telegraphic) notice specifying the purpose of the meeting Oral notice in person or by telephone shall be given at least forty-eight (48) hours in advance of the meeting, and written notice shall be given by serving or mailing such notice to the last known residence, office or other location of each Director at least seventy-two (72) hours in advance of the meeting. An annual meeting of the Board of Directors shall be held without notice immediately after the annual meeting of stockholders. Notice of any meeting requiring notice need not be given to a Director, if a witten waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, nor to any Director attending such a meeting without protesting prior thereto or at the commencement of the meeting, the lack of notice to him.

6.             Management. The business of the corporation shall be managed by the Board of Directors who may exercise all of the powers of the corporation and who shall have the entire charge, control and management over the property, and affairs of the corporation. Without limiting the foregoing, it is provided that, subject to the Articles of Organization and By-Laws, the Board of Directors shall have the power to fix and alter the powers, duties and compensation of the several officers and agents of the corporation; shall have the power to create such additional offices as they may deem necessary or proper and define the duties thereof; shall have the power to require the giving of bond or bonds to the corporation in an amount or amounts and with surety or sureties satisfactory to the Board for the faithful performance of duties by any officer or employee; shall have the power to declare what constitutes net earnings, profits and surplus, respectively, what amounts shall be reserved for working capital and for any other purposes, and what amounts shall be declared as dividends; shall have the power to direct how and by whom stock of other corporations held by the corporation shall be voted: shall have power, on behalf of the corporation, to acquire property (real, personal and mixed), to dispose of property, to enter into contracts and fix the terms thereof; shall have the power to borrow money or otherwise incur indebtedness and issue negotiable or other obligations of the corporation therefor and secure the same by mortgage, pledge, or other lien, or otherwise, upon any part of the then and/or future property and/or assets of the corporation; and shall appoint any and all committees, with such powers and duties, for such terms and under such conditions, as the Board, from time to time, may determine and approve.

7.             Quorum and Voting. Except as otherwise provided in the By-Laws, the presence of a majority of the members of the Board of Directors then in office shall constitute a quorum for the holding of a meeting of the Board; and if a quorum is present at the commencement of a meeting, a majority of the Directors present may take any action on behalf of the Directors unless a larger number is required by law, the Articles of Organization or these By-Laws. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

8.             Class Voting.  Whenever the Board of Directors shall consist of Directors separately elected by two or more classes of stockholders having voting rights, a quorum at all meetings of Directors, unless the Articles of Organization otherwise provide, shall consist of a majority of all the Directors then in office regardless of class, and the vote of a majority of the Directors present at a meeting at which there is a quorum shall be required to approve any matter before the Board;  provided, however, that with respect to the filling of vacancies among the Directors of any class whether arising from death, resignation, removal, or an increase in the membership of the Board, such vacancy shall be filled by the remaining Director or Directors of that class.  A majority of the votes cast by the Directors of that class shall be sufficient to elect or appoint an alternate Director to fill the vacancy in such class.

9.             Chairman.  The Directors may elect from their number a Chairman of the Board, who shall preside at all meetings of the stockholders and of the Board of Directors, and may have such additional powers and responsibilities as may be determined by the Board of Directors from time to time.

10.          Action without Meetings. Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of the committee, as the case may be, and such written consent is filed with the records of the meetings of Directors, or of the committee.

11.          Committees. The Board of Directors, by vote of a majority of the Directors then in office may elect from its number an executive committee or other committees and may delegate thereto some or all of its powers except those which by law, by the Articles of Organization, or by these By-Laws may not be delegated.  Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided for by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-Laws for the Board of Directors.  All members of such committees shall hold such offices at the pleasure of the Board of Directors.  The Board of Directors may abolish any such committee at any time.  Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its actions to the Board of Directors.  The Board of Directors shall have power to rescind any action of any committee, but no such rescission shall have retroactive effect.

12.          Telephone Conference Meetings.  Members of the Board of Directors or any committee designated thereby may participate in the meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

ARTICLE III

OFFICERS

1.             Enumeration.  The officers of the corporation shall consist of a President, a Treasurer, a Clerk and such other officers, including a Chairman of the Board of Directors, a Secretary, one or more Vice Presidents, assistant Treasurers, Assistant Clerks, and Assistant Secretaries, as the Directors may determine.

2.             Election.  The President, Treasurer and Clerk shall be elected annually by the stockholders at the annual meeting of stockholders or at any other time. Other officers may be elected by the Directors at such meeting or at any other meeting.

3.             Qualifications.  The President may, but need not be a Director.  No officer need be a stockholder.  Any two or more offices may be held by the same person.  The Clerk shall be a resident of Massachusetts unless the corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Directors may determine.

4.             Tenure.  Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Treasurer and Clerk and all other officers shall each hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until his successor is chosen and qualified. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President. Clerk or Secretary, and such resignation shall be effective upon receipt, unless it is specified to be effective at some other time or upon the happening of some other event.

5.             Removal.  Except as otherwise provided in the Articles of Organization, the Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office, provided that an officer may be removed for cause only after reasonable notice and opportunity to be heard.

6.             Vacancies.  Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

ARTICLE IV

POWERS AND DUTIES OF OFFICERS

l.              Powers of Officers.  Each officer shall have, in addition to the duties and powers provided by these By-Laws, such duties and powers as are commonly incident to his office and such duties as the Board of Directors shall designate from time to time. The powers and duties enumerated below may be increased, reduced, or otherwise modified at the discretion of the Board of Directors.

2.             President and Vice President.  The President shall be the chief executive officer of the corporation, and, subject to the direction of the Board of Directors, shall have general control and management of the business affairs and property of the corporation. He shall preside at all meetings of the stockholders and Board of Directors (unless a chairman of the Board is elected and present) at which he is present. He shall present to the stockholders at their annual meeting an accurate and complete report of the transactions and operations of the corporation for the preceding fiscal year, and, from time to time, he shall report to the Directors all matters within his knowledge which may, in any way, affect the interests of the corporation.

The Vice President, if any, shall perform the duties and shall have the powers of the President during the absence or disability of the President, unless the authority of such Vice President shall be expressly increased or limited by the Board of Directors.  In the absence or disability of both the President and Vice President(s), the senior Director, in time of service, unless the Directors choose or appoint an Acting President, shall exercise all of the powers of President while such absence or disability continues.

3.             Treasurer and Assistant Treasurers. The Treasurer, subject to such regulations as the Board of Directors from time to time may adopt, shall have supervision over the financial concerns of the corporation and the care and custody of· the moneys, funds, receipts, disbursements, securities and valuable papers and documents of the corporation, except his own bond, if any Except as otherwise provided, he shall have the power to endorse for deposit or collection all notes, checks and drafts payable: to the corporation, in and with such depositories as the Board of Directors, from time to time, shall determine, and to accept, execute and deliver notes, checks and drafts for and on behalf of the corporation. He shall keep or cause to be kept. accurate books of account relating to the moneys and financial affairs of the corporation which shall be open to inspection of the Board of Directors during usual business hours, and he shall render an account of the financial condition of the corporation and of all his transactions as Treasurer to the President or to the Board of Directors whenever required, and shall make and submit a like report for the preceding fiscal year at the annual meeting to the stockholders. Except as the Board of Directors may otherwise provide, he shall have custody of the certificate, transfer and stock ledger books of the corporation, and shall record all transfers of shares of the corporation. He may be required to give bond for the faithful performance of his duties in such sum and with such sureties as the Board of Directors may require.

The Assistant Treasurer, if any, shall perform the duties and shall have the powers of the Treasurer during the absence or disability of the Treasurer, and such other powers or duties as may be assigned to him by the Board of Directors.

4.             Clerk and Assistant Clerk.  The clerk shall attend and keep the records of all meetings of the stockholders and (unless a Secretary is elected) of the Board of Directors, in books kept at the principal office of the corporation, which books shall be open to the inspection of any stockholder or Director at reasonable times. He shall call meetings of the stockholders and (unless a Secretary is elected) of the Board of Directors at the times and in the manner hereinafter provided. In his absence and in the absence of the Assistant Clerk, if there is one, from any meeting, a Temporary Clerk shall be appointed at the meeting to record the proceedings thereof.

The Assistant Clerk, if any, shall perform the duties and have the powers of the Clerk during the unavailability, absence or disability of the Clerk unless the authority of the Assistant Clerk shall be expressly limited or enlarged by the Board of Directors, and shall have the same power as the Clerk to give notices of meetings of the stockholders and Directors.

5.             Secretary and Assistant Secretary.  If a Secretary is elected, he shall keep a record of the meetings of the Directors and in his absence, an Assistant Secretary, if one be elected, shall keep such record.  Otherwise a Temporary Secretary may be designated by the person presiding at the meeting to keep a record of the meetings of the Directors. Any Assistant Secretary shall have such powers as the Directors may designate from time to time.

6.             Voting of Corporation Securities.  Unless otherwise ordered by the Board of Directors, the President, or in the event of his unavailability to act, the Vice President designated by the Board of Directors to act in the absence of the President, shall have full power and authority on behalf of the corporation to waive notice of or to attend and to act and to vote on behalf of this corporation, or to appoint another person to act as proxy or attorney in fact for this corporation with or without discretionary power and/or power of substitution, at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the corporation, as the owner thereof, may possess and exercise. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.

7.             Execution of Instruments.  All contracts, transfers of other than real property interests, bonds, checks, notes and other obligations in the name of the corporation authorized to be executed by an officer of the corporation on its behalf shall be signed by the President or the Treasurer, except as the Directors may generally or in particular cases otherwise determine. All deeds, leases, transfers of real property interests and any recordable instrument purporting to affect an interest in real estate may be executed in the name of the corporation by the President or a Vice President, or by the Treasurer or an Assistant Treasurer, who may be one and the same person, except as the Directors may generally or in particular cases otherwise determine.

ARTICLE V

CONFLICT OF INTEREST

In the absence of fraud or misrepresentation, no contract or other transaction between the corporation or any one or more of its Directors or officers, or between the corporation and any other corporation, firm, association or other entity in which one or more of the Directors or officers are directors or officers, or are financially interested in any manner, shall be affected or invalidated, provided that the nature and extent of his or their interest was fairly disclosed to the Board of Directors, or a committee thereof, before action was taken on such contract or other transaction.  No contract or other transaction as described herein shall be affected or invalidated solely because the

Director or officer who may or does have an interest in the contract or other transaction being voted upon is present at or participates in the meeting of the Board or committee which authorizes the contract or other transaction. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee which authorizes the contract or other transaction as described herein. Any such contract or other transaction as is described herein may be authorized or approved by a majority of the Directors then in office and not interested in the outcome of the vote even though such disinterested Directors do not constitute a quorum.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND

AGENTS, AND REIMBURSEMENT BY OFFICERS

l.              The Corporation, to the extent legally permissible, shall indemnify each person (and his heirs, executors, administrators and other legal representatives) who is, or shall have been, a Director, officer, employee or agent of the corporation, or any other corporation of which at least eighty (80) percent of its voting stock is owned by the corporation, or who is serving or shall have served at the request of the corporation as a Director or officer or who is engaged or shall have been engaged as employee or agent of another corporation, against all liabilities and expenses (including judgments, fines, penalties, attorney’s fees and all amounts paid in compromise or settlement) reasonably incurred by or imposed upon him in connection with or arising out of any action, suit, claim or civil or criminal proceeding in which he is or may be involved by reason of his being or having been such Director, officer, employee or agent. The indemnification provided for may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt by the corporation of an undertaking by any person to be indemnified to repay such payment if such person shall be adjudicated to be not entitled to indemnification. No indemnification shall be provided for any person with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation. The right of indemnification provided for herein shall not be exclusive of other rights to which any person may be entitled as a matter of law. the expenses to be indemnified under this provision shall include the cost of reasonable settlement, of any action, suit, claim or civil and criminal proceedings. In determining the reasonableness of any settlement, the judgment of the Board of Directors shall be final.

2.             Any payments made to an officer of the corporation such as a salary, commission, bonus, interest or rent, or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance. It shall be the duty of the Board of Directors to enforce payment of each such amount disallowed. In lieu of payment by the officer subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed the corporation has been recovered.

ARTICLE VII
CAPITAL STOCK

1.             Stock Certificates. Each stockholder shall be entitled to a certificate or certificates in such form as the Board shall adopt, stating the number of shares and the class thereof held by him, and the designation of the series thereof, if any. Each certificate of stock shall be signed by the President or Vice President and by the Treasurer or an Assistant Treasurer. The signatures of such officers may be facsimiles if the certificate is signed by a transfer agent or registrar, other than a Director, officer or employee of the corporation. if any officer who has signed or whose facsimile signature has been placed on any such certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the corporation with the same effect as it he were such officer at the time of issue.  Every certificate issued for shares of stock subject to a restriction on transfer pursuant to the Articles of Organization, these By-Laws or any agreement to which the corporation is a party, or issued while the corporation is authorized to issue more than one class of stock, shall have the full text of such restriction or the full text of the preferences, voting powers, qualifications and special and relative rights of the stock of each class and series authorized to be issued, as the case may be, set forth on the face or back of the certificate or alternatively, shall bear the statement that the corporation will furnish a copy thereof to the holder of the certificate without charge upon written request or bear such legend with respect thereto as is required by law.

2.             Transfer. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with any required transfer stamps affixed, and with such proof of the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws.

It shall be the duty of each stockholder to notify the corporation of his post office address.

3.             Fractional Shares. Fractional shares of stock of any class may be issued. Fractional shares shall entitle the holder thereof to the voting and dividend rights and the right to participate in assets upon liquidation, and shall have and be subject to the preferences, qualifications, restrictions and special and relative rights, of the class of stock or series in which issued. In lieu of fractional shares, the corporation may issue scrip in registered or bearer form entitling the holder thereof to receive a certificate for a full share upon the surrender of scrip aggregating a full share.  Any scrip issued by the corporation may be issued upon such terms and conditions and in such manner as the Directors shall determine.

4.             Equitable Interests. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

5.             Lost Certificates.  The Directors of the corporation, from time to time, may determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, destroyed or stolen. In their discretion they may require the owner of a lost, destroyed or stolen certificate, or his or her legal representative, to give bond to the corporation with or without surety.  Surety, if required, shall be such as the Directors deem sufficient to indemnify the corporation against any loss or claim which may arise by reason of the issue of a certificate in place of any lost, destroyed or stolen stock certificate.

6.             Record Date. The Directors may fix in advance, a time not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or make such dissent. In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date the Directors for any of such purposes may close the transfer books for all or any part of such period.

ARTICLE VIII

MAINTENANCE AND INSPECTION OF RECORDS

The corporation shall maintain in the Commonwealth of Massachusetts the original or attested copies of its Articles of Organization. By-Laws and records of all meetings of incorporators, Directors and stockholders, as well as its stock and transfer records which shall contain the names of all stockholders and the record address and amount of stock held by each.  Such copies and records may be maintained at the principal office of the corporation or an office of its transfer agent or the office of the Clerk and shall be open at all reasonable times to the inspection of any stockholder for a proper purpose. The Directors from time to time may make reasonable regulations as to the time, place and manner of inspection by the stockholders of such copies and records and the books, accounts, documents and other records of the corporation. All records of the corporation shall be open to inspection by any member of the Board at all times during the usual hours of business.

ARTICLE IX

CHECKS, DRAFTS, NOTES AND OTHER INSTRUMENTS

Checks, drafts, notes and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by any officer or officers or person or persons authorized by the Board of Directors to sign the same.  No officer or person shall sign any such instrument as aforesaid unless authorized by said Board to do so.

ARTICLE X
SEAL

The seal of the corporation shall consist of the name of the corporation, the year of incorporation and state of incorporation. The form of the seal and the inscription thereon may be adopted and altered by the Board of Directors.

ARTICLE XI

fiscal YEAR

The fiscal year of the corporation shall be the fiscal year set forth in the Articles of Organization, as amended from time to time.

ARTICLE XII

AMENDMENTS

These By-Laws may be amended at any time and any new By-Laws adopted by vote of the stockholders in accordance with the governing statutes, provided that notices of the substance of the proposed amendment is stated in the notice of the meeting, or, to the extent permitted by law, may be amended or repealed by vote of a majority of the Directors then in office.  Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such amendment shall be given to all stockholders entitled to vote on amending the By-Laws Any amendment of these By-Laws or any new By-Laws adopted by the Board of Directors may be amended or repealed by the stockholders. No change in the date of the annual meeting may be made within sixty (60) days before the date fixed for lie annual meeting by these By-Laws.

ARTICLE XIII

EFFECT OF PROVISIONS OF LAW AND ARTICLES OF ORGANIZATION

Each of the provisions of these By-Laws shall be subject to and controlled by any specific provisions of law or the Articles of Organization which relate to their subject matter, and shall also be subject to any exceptions, or more specific provisions, dealing with the subject matter, appearing elsewhere in these By-Laws as amended from time to time.